Exhibit 10.25

NBTY, INC.
2009 EQUITY AWARDS PLAN

INCENTIVE STOCK OPTION AGREEMENT

AGREEMENT (“Agreement”), dated as of                                     , 20      , by and between NBTY, Inc., a Delaware corporation (the “Company”), and                                    (the “Holder”).

The Compensation and Stock Option Committee of the Board of Directors of the Company (the “Committee”) granted this incentive stock option (the “Option”) on                               , 20       (the “Grant Date”) under the NBTY, Inc. 2009 Equity Awards Plan (the “Plan”) to purchase the number of shares of the Company’s common stock, $0.008 par value per share (the “Common Stock”) set forth below to the Holder, as an eligible employee of the Company or a subsidiary (a “Subsidiary”) of the Company (within the meaning of section 424 of the Internal Revenue Code of 1986, as amended (the “Code”)).  Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  A copy of the Plan as in effect on the date hereof has been delivered to the Holder.  By signing and returning this Agreement, the Holder acknowledges having received and read a copy of the Plan as in effect on the date hereof and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.             Grant of Option.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Holder is hereby granted an option to purchase from the Company          shares of Common Stock, at a price per share of $                       (the “Option Price”), which is no less than Fair Market Value on the Grant Date.

2.             Tax Status.  The Option granted hereby is intended to qualify as an “incentive stock option” under section 422 of the Code.  Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option” if any of the following events occur: (a) the Holder disposes of the Common Stock acquired pursuant to the Option at any time during the two-year period following the date of this Agreement or the one-year period following the date of any exercise of the Option; (b) except in the event of the Holder’s death or disability (as defined in section 22(e)(3) of the Code), the Holder is not employed by the Company or a Subsidiary at all times during the period beginning on the date of this Agreement and ending on the day that is three months before the date of any exercise of the Option; or (c) the aggregate fair market value of the Common Stock subject to “incentive stock options” held by the Holder which become exercisable for the first time in any calendar year (under all plans of the Company or a Subsidiary) exceeds $100,000.  For purposes of clause (c) above, the “fair market value” of the Common Stock shall be determined as of the Grant Date.  To the extent that all or a portion of the Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Option (or portion thereof) and shall constitute a separate non-qualified stock option without any further action by the Company or the Holder.

3.             Vesting and Exercise.

(a)           Except as set forth in subsection (b) of this Section 3, the Option shall vest and become exercisable in installments as provided below, which shall be cumulative.  To the extent that the Option has become vested and exercisable as provided below, the Option thereafter may be exercised in accordance with Section 4.  Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

The following table indicates each date upon which the Holder shall first become vested and entitled to exercise the Option with respect to the percentage of the shares of Common Stock indicated beside such date, provided that the Holder has not had a termination of employment with the Company and its Subsidiaries (a “Termination”) at any time prior to such date (each of the dates set forth below being herein called a “Vesting Date”):

Vesting Date	Total Percentage Vested
1st Anniversary of Grant Date	0%
2nd Anniversary of Grant Date	%

Anniversary of Grant Date	100%

There shall be no proportionate or partial vesting in the periods prior to each Vesting Date; vesting shall occur only on the appropriate Vesting Date.

(b)           Upon the occurrence of a Change in Control, the Option shall immediately become exercisable with respect to all shares of Common Stock subject thereto.

4.             Method of Exercise; Issuance of Shares; Notification.  (a)  Subject to the provisions of Section 3 and Section 5, to the extent vested, the Option may be exercised, in whole or in part, at any time or from time to time prior to the expiration or the earlier termination of the Option as provided herein, by giving written notice of exercise to the Company, in form and substance satisfactory to the Company or its agent, specifying the number of shares of Common Stock to be purchased.  Such notice shall be accompanied by payment in full of the Option Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a “cashless exercise” procedure whereby the Holder delivers irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company an amount in cash equal to the Option Price; (iii) by payment in full or in part in whole shares of Common Stock for which the Holder has good title, free and clear of all liens and encumbrances, and which the Holder either has purchased on the open market or has owned for at least six months having the Fair Market Value on the exercise date equal to the aggregate Option Price by reason of such exercise (iv) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value on the exercise date equal to the aggregate

Option Price payable by reason of such exercise; (iv) by any combination of (i), (iii) and (iv); or (vi) any other means expressly authorized by the Committee.

(b)           As promptly as is practicable after the receipt of a written notice of exercise to the Company, in form and substance satisfactory to the Company or its agent, payment of the Option Price and satisfaction of applicable withholding requirements, the Company shall register such shares of Common Stock in the name of the Holder, Holder’s authorized assignee, or Holder’s legal representative.  Upon exercise, the Company either (i) shall provide for the registration of such shares in book-entry form or (ii) deliver to the Holder a stock certificate representing such shares.  The Company may postpone such registration or delivery until the Company is satisfied that the issuance of such shares of Common Stock will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules.  The Holder understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

(c)           By exercising the Option, the Holder agrees to notify the Company in writing within 15 days after the date of any disposition of any of the shares of Common Stock issued upon exercise of the Option that occurs within two years after the Grant Date or within one year after such shares of Common Stock are transferred upon exercise of the Option.

5.             Option Term.  The term of the Option shall be 10 years after the Grant Date and the Option shall expire at 5:00 p.m. (eastern time) on the 10th anniversary of the Grant Date, subject to earlier termination in the event of the Holder’s Termination (as defined in Section 6).

6.             Termination.  Subject to Section 5 and the terms of the Plan and this Agreement, the Option shall remain exercisable as follows:

(a)           In the event of the Holder’s Termination by reason of death or disability (as defined in section 22(e)(3) of the Code), the Option, to the extent vested at the time of the Holder’s Termination, shall remain exercisable until the earlier of (i) 12 months after the last day of the month in which the date of such Termination occurs and (ii) the expiration of the stated term of the Option pursuant to Section 5.

(b)           In the event of the Holder’s involuntary Termination without “cause” (as defined in Section 5(d)), the Option, to the extent vested at the time of the Holder’s Termination, shall remain exercisable until the earlier of (i) three months after the last day of the month in which the date of such Termination occurs and (ii) the expiration of the stated term of the Option pursuant to Section 5 hereof.

(c)           In the event of the Holder’s voluntary Termination (other than a voluntary termination described in Section 6(d)), the Option, to the extent vested at the time of the Holder’s Termination, shall remain exercisable until the earlier of (i) 30 days after the last day of the month in which the date of such Termination occurs and (ii) the expiration of the stated term of the Option pursuant to Section 5.

(d)           In the event of the Holder’s Termination for “cause” or in the event of the Holder’s voluntary Termination within 90 days after an event that would be grounds for a Termination for “cause”, the Holder’s entire Option (whether or not vested) shall be forfeited and canceled in its entirety upon such Termination.  For purposes of this Agreement, “cause” shall mean:  (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of the policies of the Company, including, without limitation, the Company’s insider trading policy; (iii) the violation or breach of any material provision in any employment contract or agreement among the Holder and the Company; (iv) engaging in conduct relating to the Holder ‘s employment with the Company or any of its subsidiaries for which either criminal or civil penalties may be sought; and (v) willful engaging in conduct that is demonstrably injurious to the Company or any of its subsidiaries, monetarily or otherwise, including conduct that, in the reasonable judgment if the Committee, does not conform to the standard of conduct expected of the Company’s executives or employees. The determination of whether an employee’s or former employee’s Termination was for cause shall be made by the Committee in good faith and in its sole discretion.

(e)           Any portion of the Option that is not vested as of the date of the Holder’s Termination for any reason shall terminate and expire as of the date of such Termination.

7.             Change in Control.  Notwithstanding the provisions of Section 3.6 of the Plan, in the event of a Change in Control, the Option shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) the Option may be cancelled for fair value (as determined in the sole discretion of the Committee) which may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock over the aggregate exercise price of the Option; (ii) a new award may be issued in substitution of the Option that will substantially preserve the otherwise applicable terms of the Option, as determined by the Committee in its sole discretion; or (iii) for a period of at least 20 days prior to the Change in Control, the Option may be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise shall be null and void) and any portion of the Option not exercised prior to the consummation of the Change in Control shall terminate and be of no further force and effect as of the consummation of the Change in Control.  For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate the Option without payment of consideration therefor if the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction.

8.             Restriction on Transfer of Option.  No part of the Option shall be anticipated, alienated, attached, sold, assigned, pledged, encumbered, charged, hypothecated or otherwise transferred other than by will or by the laws of descent and distribution.  During the lifetime of the Holder, the Option may be exercised only by the Holder or the Holder’s guardian or legal representative.  The Option shall not be subject to levy by reason of any execution, attachment or similar process.  Upon any attempt to anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately and automatically become null and void.

9.             Rights as a Stockholder; Adjustments.  (a)  The Holder shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Holder has become the holder of record of such shares.  No adjustments shall be made to the Option, the shares of Common Stock covered by the Option or the Option Price for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise may be specifically provided in the Plan.  No shares of Common Stock shall be issued unless and until payment therefor has been made or provided.

(b)           The Committee shall adjust the terms of the Option (including, without limitation, the number of shares of Common Stock subject to the Option, the type of property to which the Option relates and the Option Price), in such manner as it deems appropriate (including, without limitation, the cancellation of the Option in exchange for cash amounts determined by the Committee) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spin-off, split-up, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, including any extraordinary dividend or extraordinary distribution.  After any adjustment made pursuant to this Section 9(b), the number of shares of Common Stock subject to the Option will be rounded down to the nearest whole number.  Any adjustment to the Option by the Committee pursuant to this Section 9(b) shall be final, binding and conclusive.

10.           Tax Withholding.

As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to the Option, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to the Option (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to the Holder shares of Common Stock otherwise deliverable, (b) the Committee shall be entitled to require that the Holder remit cash to the Company (through payroll deduction or otherwise) or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.  In each case, the shares of Common Stock deducted or withheld from any payment or distribution shall not have an aggregate Fair Market Value in excess of the minimum amount required to be withheld.  Any fraction of a share of Common Stock which would be required to satisfy such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.

11.           Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Holder with respect to the subject matter hereof.

12.           Notices.  Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:

NBTY, Inc.

2100 Smithtown Avenue

Ronkonkoma, New York 11779

Attention:  General Counsel

If to the Holder, to:  the address for the Holder on file with the Company;

or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party.  Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

13.           No Obligation to Continue Employment.  This Agreement is not an agreement of employment.  This Agreement does not guarantee that the Company or its Subsidiaries will employ or continue to employ the Holder during the entire term of this Agreement (or any portion thereof), including but not limited to any period during which the Option is outstanding, nor does it modify in any respect the Company’s or its Subsidiaries’ right to terminate or modify the Holder’s employment or compensation.

14.           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the state of Delaware, without regard to principles of conflict of laws.

15.           Waiver of Jury Trial.  The Holder waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or the Plan.

16.           Choice of Forum.

(a)           Jurisdiction.  The Company and the Holder, as a condition to the Holder’s receipt of the Option, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in Suffolk County, New York over any suit, action or proceeding arising out of or relating to or concerning the Plan or this Agreement.  The Company and the Holder, as a condition to the Holder’s receipt of the Option, acknowledge that the forum designated by this Section 16(a) has a reasonable relation to the Plan and this Agreement and to the relationship between the Holder and the Company.  Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 16.

(b)           Acceptance of Jurisdiction.  The agreement by the Company and the Holder as to forum is independent of the law that may be applied in the action, and the Company and the Holder, as a condition to the Holder’s receipt of the Option, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or the Holder now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 16(a), (iii) undertake not to commence any action arising out of or relating to or concerning the Plan or this Agreement in any forum other than the forum described in this Section 16 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and the Holder.

(c)           Service of Process.  The Holder, as a condition to the Holder’s receipt of the Option, hereby irrevocably appoints the General Counsel of the Company as the Holder’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan or this Agreement, who shall promptly advise the Holder of any such service of process.

(d)           Confidentiality.  The Holder, as a condition to the Holder’s receipt of the Option, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 16, except that the Holder may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to the Holder’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

17.           Counterparts.  This Agreement may be executed with counterpart signature pages or in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

HOLDER	NBTY, INC.

By:
[Name]		Name:
Title